   As filed with the Securities and Exchange Commission on October 12, 1995
                                                     Registration No. 33-61345

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                Amendment No. 3
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                           WEIRTON STEEL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)
                                     3312
           (Primary Standard Industrial Classification Code Number)

                     Delaware                          06-1075442
           (State or Other Jurisdiction             (I.R.S. Employer
                        of                         Identification No.)
          Incorporation or Organization)


                            400 Three Springs Drive
                       Weirton, West Virginia 26062-4989
                                (304) 797-2000
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                            William R. Kiefer, Esq.
                            400 Three Springs Drive
                       Weirton, West Virginia 26062-4989
                                (304) 797-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  Copies To:
                            Harvey L. Sperry, Esq.
                           Willkie Farr & Gallagher
                              One Citicorp Center
                             153 East 53rd Street
                           New York, New York  10022
                                (212) 821-8000

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  [ ]

                     CALCULATION OF REGISTRATION FEE

                                                                                                        Proposed
                                                                                       Proposed          maximum
                                                                       Amount           maximum         aggregate      Amount of
       Title of each class of securities                                to be           offering         offering     Registration
                    to be                                             registered        price(1)          price           Fee
      ----------------------------------                              ----------        --------       ----------     ------------
 10-3/4% Senior Due 2005 . . . . . . . . . . . . . . . . . . .      $125,000,000          100%        $125,000,000      $43,103


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Company, which is a Delaware corporation, is empowered by the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificate of Incorporation and By-Laws of the Company provide for indemnification of the directors and officers of such entities to the full extent permitted by the Delaware General Corporation Law.

     Article Twelve of the Company's Certificate of Incorporation provides as follows:

     "TWELFTH. No director of the Corporation shall be personally liable to the Corporation or to any stockholder for monetary damages for a breach of fiduciary duty as a director, except liability (i) for any breach of a director's duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful purchases by the Corporation of its capital stock pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director receives an improper personal benefit, except to the extent any such liability is subsequently authorized by the law of Delaware to be reduced or eliminated. No amendment to or repeal of any of the provisions of this Article TWELFTH shall eliminate or reduce the effect of this Article TWELFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TWELFTH would accrue or arise, prior to such amendment or repeal of an inconsistent provision."

     Article IX of the Company's By-Laws provides as follows:

     Section 1. Each current or former director, officer, employee or agent of the Corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns stock or of which it is a creditor (or in a comparable position in another form of entity in which the Corporation owns an equity interest or with which it is a joint venturer or of which it is a creditor), and such person's heirs, executors, and administrators (each, an "Indemnitee"), shall be indemnified by the Corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), to which he or she may be made a party by reason of any alleged acts or omissions in such capacity if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

     Section 2. Each Indemnitee shall be indemnified by the Corporation against all expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of any alleged acts or omissions in such capacity if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. Expenses incurred by an Indemnitee in defending any civil or criminal action may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

     Section 4. The foregoing rights of indemnification and advancement of expenses shall be in addition to and not exclusive of any and all other rights to which such Indemnitee might be entitled as a matter of law.

     The Company maintains an insurance policy provided for indemnification of its officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 21.  Exhibits and Financial Statement Schedules.

(a)  Exhibits:

3.1  Restated Certificate of Incorporation of the Company.(a)

3.2 Certificate of Amendment to Restated Certificate of Incorporation of the Company.(d)

3.3  By-laws of the Company.(a)

3.4  Amendment to By-laws of the Company.(d)

3.5 Certificate of the Designation, Powers, Preferences and Rights of the Convertible Voting Preferred Stock, Series A.(b)

4.1 Indenture dated October 17, 1989 between the Company and First Bank (N.A.), as trustee, relating to the Company's 10-7/8% Senior Notes Due 1999, including form of Note.(b)

4.2 Indenture dated March 1, 1993 between the Company and Bankers Trust Company, as trustee, relating to the Company's 11-1/2% Senior Notes Due 1998, including form of Note.(j)

4.3 First Supplemental Indenture relating to the Company's 11-1/2% Senior Notes due 1998, dated July 25, 1995.*

4.4 Indenture, dated as of June 12, 1995, between the Company and Bankers Trust Company, as trustee, relating to $125,000,000 principal amount of 10-3/4% Senior Notes due 2005, including form of Senior Note.*

4.5 Registration Rights Agreement, dated as of June 12, 1995, between the Company and Lazard Freres & Co. LLC.*

5    Opinion of Willkie Farr & Gallagher.

10.1 Pellet Sale Agreement dated June 25, 1991, between USX Corporation and the Company.(k)

10.2 1984 Employee Stock Ownership Plan, as amended and restated.(b)

10.3 1989 Employee Stock Ownership Plan.(b)

10.4 1987 Stock Option Plan.(a)

10.5 Employment Agreement between Herbert Elish and the Company dated as of July 1, 1990.(g)

10.6 Employment Agreement between James B. Bruhn and the Company.(a)

10.7 Employment Agreement between Thomas W. Evans and the Company dated April 21, 1987.(d)

10.8 Employment Agreement between Richard K. Riederer and the Company.(a)

10.9 Amendment dated July 19, 1993 to the Employment Agreement dated April 21, 1987 between Thomas W. Evans and the Company.(i)

10.10 Redacted Pellet Sale and Purchase Agreement dated as of September 30, 1991 between Cleveland-Cliffs Iron Company and the Company.(f)

10.11 Deferred Compensation Plan for Directors effective as of January 1, 1991, for all directors who are not officers or other employees of the Company.(g)

10.12 Coke Sale Agreement dated January 1, 1993 and signed July 13, 1993 between the Company and USX Corporation.(h)

10.13 Employment Agreement between Craig T. Costello and the Company dated July 20, 1993.(i)

10.14 Employment Agreement between William R. Kiefer and the Company dated July 21, 1993.(i)

10.15 Employment Agreement between John H. Walker and the Company dated July 21, 1993.(i)

10.16 Employment Agreement between Narendra M. Pathipati and the Company dated December 16, 1993.(i)

10.17 Employment Agreement between Mac S. White and the Company dated July 28, 1993.(i)

10.18 Amendment dated August 5, 1993 to the Employment Agreement dated July 1, 1990 between Herbert Elish and the Company.(i)

10.19 Amendment dated July 19, 1993 to the Employment Agreement dated June 8, 1987 between David M. Gould and the Company.(i)

10.20 Amendment dated July 21, 1993 to the Employment Agreement dated June 8, 1987 between William C. Brenneisen and the Company. (i)

12   Statement Regarding Computation of Ratio of Earnings to Fixed Charges.*

21   Subsidiary of the Registrant.*

23.1 Consent of Arthur Andersen LLP, independent public accountants.*

23.2 Consent of Willkie Farr & Gallagher (included within Exhibit 5).

24   Powers of Attorney (included on Signature Page).*

25   Statement on Form T-1 of Eligibility of Trustee.*

99.1 Form of Letter of Transmittal.

99.2 Form of Notice of Guaranteed Delivery.*

99.3 Form of Letter to Clients.*

99.4 Form of Letter to Nominees.*


____________________________

*    Previously filed.

(a) Incorporated herein by reference to the Company's Registration Statement on Form S-1, filed May 3, 1989, Commission File No. 33-28515.

(b) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, filed March 27, 1990, Commission File No. 1-10244.

(c) Incorporated herein by reference to the Company's Current Report on Form 10-Q for the quarter ended June 30, 1995, Commission File No. 1-10244.

(d) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed March 30, 1995, Commission File No. 1-10244.

(e) Incorporated herein by reference to the Company's Current Report on Form 8-K, filed October 9, 1991, Commission File No. 1-10244.

(f) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992, filed August 14, 1992, Commission File No. 1-10244.

(g) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, filed April 1, 1991, Commission File No. 1-10244.

(h) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, filed August 13, 1993, Commission File No. 1-10244.

(i) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed March 30, 1994, Commission File No. 1-10244.

(j) Incorporated herein by reference to Amendment No. 2 to the Company's Registration Statement on Form S-2, filed February 9, 1993, Commission No. 33-53476.

(k) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, filed March 27, 1992, Commission File No. 1-10244.


(b)  Financial Statement Schedules:

     Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

Item 22.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions, described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this Prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4 of the Securities Act, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weirton, State of West Virginia, on October 12, 1995.

                                        WEIRTON STEEL CORPORATION


                                        /s/ Herbert Elish
                                        By:     Herbert Elish
                                        Title:  Chairman of the Board and
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 Signature                                                         Title                                         Date


 /s/ Herbert Elish                       Chairman of the Board and Chief Executive Officer                 October 12, 1995
 Herbert Elish                           (Principal Executive Officer)
           *                             President and Chief Operating Officer                             October 12, 1995
 Richard K. Riederer

           *                             Chief Financial Officer (Principal Financial Officer and          October 12, 1995
 Earl E. Davis, Jr.                      Principal Accounting Officer)
           *                                                      Director                                 October 12, 1995
 Michael Bozic

           *                                                      Director                                 October 12, 1995
 James B. Bruhn

           *                                                      Director                                 October 12, 1995
 Robert J. D'Anniballe, Jr.
           *                                                      Director                                 October 12, 1995
 Mark G. Glyptis

           *                                                      Director                                 October 12, 1995
 Phillip A. Karber
           *                                                      Director                                 October 12, 1995
 Joseph J. Nowak

           *                                                      Director                                 October 12, 1995
 Robert S. Reitman












           *                                                      Director                                 October 12, 1995
 Richard F. Schubert
           *                                                      Director                                 October 12, 1995
 Thomas R. Sturges

           *                                                      Director                                 October 12, 1995
 David I. J. Wang

           *                                                      Director                                 October 12, 1995
 Ronald C. Whitaker





*By:  /s/ William R. Kiefer
      William R. Kiefer
      Attorney-in-Fact

                                 EXHIBIT INDEX


3.1  Restated Certificate of Incorporation of the Company.(a)

3.2 Certificate of Amendment to Restated Certificate of Incorporation of the Company.(d)

3.3  By-laws of the Company.(a)

3.4  Amendment to By-laws of the Company.(d)

3.5 Certificate of the Designation, Powers, Preferences and Rights of the Convertible Voting Preferred Stock, Series A.(b)

4.1 Indenture dated October 17, 1989 between the Company and First Bank (N.A.), as trustee, relating to the Company's 10-7/8% Senior Notes Due 1999, including form of Note.(b)

4.2 Indenture dated March 1, 1993 between the Company and Bankers Trust Company, as trustee, relating to the Company's 11-1/2% Senior Notes Due 1998, including form of Note.(j)

4.3 First Supplemental Indenture relating to the Company's 11-1/2% Senior Notes due 1998, dated July 25, 1995.*

4.4 Indenture, dated as of June 12, 1995, between the Company and Bankers Trust Company, as trustee, relating to $125,000,000 principal amount of 10-3/4% Senior Notes due 2005, including form of Senior Note.*

4.5 Registration Rights Agreement, dated as of June 12, 1995, between the Company and Lazard Freres & Co. LLC.*

5    Opinion of Willkie Farr & Gallagher.

10.1 Pellet Sale Agreement dated June 25, 1991, between USX Corporation and the Company.(k)

10.2 1984 Employee Stock Ownership Plan, as amended and restated.(b)

10.3 1989 Employee Stock Ownership Plan.(b)

10.4 1987 Stock Option Plan.(a)

10.5 Employment Agreement between Herbert Elish and the Company dated as of July 1, 1990.(g)

10.6 Employment Agreement between James B. Bruhn and the Company.(a)

10.7 Employment Agreement between Thomas W. Evans and the Company dated April 21, 1987.(d)

10.8 Employment Agreement between Richard K. Riederer and the Company.(a)

10.9 Amendment dated July 19, 1993 to the Employment Agreement dated April 21, 1987 between Thomas W. Evans and the Company.(i)

10.10 Redacted Pellet Sale and Purchase Agreement dated as of September 30, 1991 between Cleveland-Cliffs Iron Company and the Company.(f)

10.11 Deferred Compensation Plan for Directors effective as of January 1, 1991, for all directors who are not officers or other employees of the Company.(g)

10.12 Coke Sale Agreement dated January 1, 1993 and signed July 13, 1993 between the Company and USX Corporation.(h)

10.13 Employment Agreement between Craig T. Costello and the Company dated July 20, 1993.(i)

10.14 Employment Agreement between William R. Kiefer and the Company dated July 21, 1993.(i)

10.15 Employment Agreement between John H. Walker and the Company dated July 21, 1993.(i)

10.16 Employment Agreement between Narendra M. Pathipati and the Company dated December 16, 1993.(i)

10.17 Employment Agreement between Mac S. White and the Company dated July 28, 1993.(i)

10.18 Amendment dated August 5, 1993 to the Employment Agreement dated July 1, 1990 between Herbert Elish and the Company.(i)

10.19 Amendment dated July 19, 1993 to the Employment Agreement dated June 8, 1987 between David M. Gould and the Company.(i)

10.20 Amendment dated July 21, 1993 to the Employment Agreement dated June 8, 1987 between William C. Brenneisen and the Company. (i)

12   Statement Regarding Computation of Ratio of Earnings to Fixed Charges.*

21   Subsidiary of the Registrant.*

23.1 Consent of Arthur Andersen LLP, independent public accountants.*

23.2 Consent of Willkie Farr & Gallagher (included within Exhibit 5).

24   Powers of Attorney (included on Signature Page).*

25   Statement on Form T-1 of Eligibility of Trustee.*

99.1 Form of Letter of Transmittal.

99.2 Form of Notice of Guaranteed Delivery.*

99.3 Form of Letter to Clients.*

99.4 Form of Letter to Nominees.*

____________________________

*    Previously filed.

(a) Incorporated herein by reference to the Company's Registration Statement on Form S-1, filed May 3, 1989, Commission File No. 33-28515.

(b) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, filed March 27, 1990, Commission File No. 1-10244.

(c) Incorporated herein by reference to the Company's Current Report on Form 10-Q for the quarter ended June 30, 1995, Commission File No. 1-10244.

(d) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed March 30, 1995, Commission File No. 1-10244.

(e) Incorporated herein by reference to the Company's Current Report on Form 8-K, filed October 9, 1991, Commission File No. 1-10244.

(f) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992, filed August 14, 1992, Commission File No. 1-10244.

(g) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, filed April 1, 1991, Commission File No. 1-10244.

(h) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, filed August 13, 1993, Commission File No. 1-10244.

(i) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed March 30, 1994, Commission File No. 1-10244.

(j) Incorporated herein by reference to Amendment No. 2 to the Company's Registration Statement on Form S-2, filed February 9, 1993, Commission No. 33-53476.

(k) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, filed March 27, 1992, Commission File No. 1-10244.